EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Avnet, Inc.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Phoenix, Arizona

November 13, 2013